Exhibit 99.1

NEWS RELEASE

	Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
FOR IMMEDIATE RELEASE		713-621-9547

Ken Dennard / ksdennard@drg-e.com
Jack Lascar / jlascar@drg-e.com
DRG&E / 713-529-6600

COPANO ENERGY TO PRESENT AT

THE RBC CAPITAL MARKETS 2005 MLP/TRUST CONFERENCE

HOUSTON — November 15, 2005 — Copano Energy, L.L.C. (NASDAQ: CPNO) today announced that John Eckel, Chairman and Chief Executive Officer, will be participating in RBC Capital Markets’ 2005 MLP/Trust Conference to be held November 17, 2005 at the Adam’s Mark Hotel in Dallas, Texas.

Copano Energy’s presentation at the conference will be webcast live on Thursday, November 17, 2005 at 4:00 p.m. Eastern Standard Time (3:00 p.m. Central Standard Time) and is expected to last approximately 25 minutes.  To listen to the live audio webcast and view Copano Energy’s presentation material, visit the Company’s website at www.copanoenergy.com under “Investor Relations — Presentations”.  A replay of the presentation will be archived on the website shortly after the presentation is concluded.

Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in the Texas Gulf Coast region and in Central and Eastern Oklahoma.

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